Exhibit 31.3

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF GLOBAL MEDICAL REIT INC.

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Young, Chief Executive Officer of Global Medical REIT Inc., certify that:

1.	I have reviewed Amendments No. 1 and No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2016 of Global Medical REIT Inc.; and
2.	Based on my knowledge, these reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports.

Date:	May 8, 2017	/s/ David A. Young
David A. Young, Chief Executive Officer
(Principal Executive Officer)